$215,000,000

               BLOCK MORTGAGE FINANCE, INC.

                  Block Mortgage Finance
         Asset-Backed Certificates, Series 1997-2,
                         Class A-1 Class A-2 Class A-3 Class A-4 Class A-5 Class A-6


                  UNDERWRITING AGREEMENT


                                              July 25, 1997


Morgan Stanley & Co. Incorporated
     as Representative of the Several
     Underwriters listed herein
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

     Block Mortgage Finance, Inc. (the "Depositor"), a wholly-owned, special purpose subsidiary of Companion Mortgage Corporation (in such capacity "Companion" or in its capacity as the seller the "Seller", as applicable), has authorized the issuance and sale of Block Mortgage Finance Asset-Backed Certificates, Series 1997-2, Class A-1, Class A-2, Class A-3, Certificates, Class A-4 Certificates and Class A-5 Certificates (collectively, the "Fixed Rate Certificates") and Class A-6 Certificates (the "Adjustable Rate Certificates" and together with the Fixed Rate Certificates, the "Class A Certificates"), and the Class R Certificates (the "Class R Certificates"). As used herein, the Class A Certificates and Class R Certificates are herein collectively referred to as the "Certificates." The Certificates evidence in the aggregate the beneficial interest in a pool of fixed and adjustable rate mortgage loans (the "Mortgage Loans"). The Fixed Rate Certificates will represent an undivided ownership interest in the group of Mortgage Loans (the "Fixed Rate Group") which are secured by fixed-rate first and second mortgages primarily on one- to four-family residential dwellings. The Adjustable Rate Certificates will represent an undivided ownership interest in the group of Mortgage Loans (the "Adjustable Rate Group" and, together with the Fixed Rate Group, the "Loan Groups") which are secured by adjustable-rate first mortgages primarily on one- to four-family residential dwellings.

     Only  the  Class  A  Certificates   are  being  purchased  by  the  several
underwriters named in Schedule A hereto (collectively, the "Underwriters"), at the price set forth in Schedule A.

     The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among the Depositor, Companion Mortgage Corporation, as seller (the "Seller"), Block Financial Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). The Master Servicer will enter into two separate subservicing agreements, both dated as of July 1, 1997 (the "Sub-Servicing Agreements"), one with NF Investments, Inc. ("NFI") and the other with Option One Mortgage Corporation ("Option One" and together with NFI, the "Sub- Servicers") to provide for the subservicing of the Mortgage Loans. The Seller, pursuant to the terms of the Pooling and Servicing Agreement, will transfer to the Depositor all of its right, title and interest in and to the Mortgage Loans as of the Cut-Off Date and the collateral securing each Mortgage Loan. The Depositor, pursuant to the Pooling and Servicing Agreement will transfer all of its right, title and interest in and to the Mortgage Loans as of the Cut-off Date and the collateral securing each Mortgage Loan to the Trustee. The Certificates will evidence fractional undivided interests in the property held in trust for the holders of such Certificates (the "Trust"). The assets of the Trust will include, among other things: the Mortgage Loans to be conveyed by the Depositor to the Trust on the Closing Date; such amounts as may be held by the Master Servicer in the Collection Account (other than investment earnings thereon) and any other accounts held by or maintained by the Master Servicer with respect to the servicing of the Mortgage Loans and the other assets of the Trust; and such amounts as may be held by the Trustee in the Distribution Account (other than investment earnings thereon) and any other accounts held by the Trustee for the Trust. The aggregate undivided interest in the Trust represented by the Class A Certificates initially will be equal to $215,000,000 of principal (subject to a variance of plus or minus 5%), which will represent 100% of the outstanding principal balances of the Mortgage Loans as of July 1, 1997 (the "Cut-Off Date"). The Class A Certificates will have the benefit of two financial guaranty insurance policies (each, a "Policy") issued by MBIA Insurance Corporation, (the "Certificate Insurer") the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company, pursuant to an Insurance Agreement (the "Insurance Agreement") dated as of July , 1997 among the Seller, the Master Servicer, the Depositor, the Trustee and the Certificate Insurer. In addition to the Insurance Agreement, the Seller, the Master Servicer, the Underwriters and the Certificate Insurer will enter into an Indemnification Agreement (the "Indemnification Agreement") dated as of July , 1997. A Form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

     The Trust will include two segregated asset pools, with respect to which elections will be made to treat the assets of each as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Class A Certificates and the

Class X Certificates will represent beneficial ownership of "regular interests" in the Master REMIC and the Class R Certifi- cates will represent beneficial ownership of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

     Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This Underwriting Agreement, the Pooling and Servicing Agreement, the Sub-Servicing Agreements, the Insurance Agreement and the Indemnification Agreement are referred to collectively herein as the "Agreements". The Master Servicer, the Seller, and the Depositor are referred to collectively herein as the "Transaction Parties".

     The Depositor filed with the Securities and Exchange Commission (the "Commission") on October 15, 1996, a registration statement on Form S-3 (No. 333-14041), including a form of prospectus and prospectus supplement relating to the Class A Certificates, and filed with the Commission amendment No. 1 to such registration statement on December 31, 1996 and amendment No. 2 to such registration statement on January 21, 1997, and pursuant to the provisions hereof shall file such post-effective amendments thereto as may hereafter be required pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"). Such registration statement (as amended) is referred to herein as the "Registration Statement"; the prospectus and prospectus supplement relating to the offering of the Class A Certificates constituting a part of the Registration Statement filed by the Depositor are collectively referred to herein as the "Prospectus" and each of the prospectus and prospectus supplement are referred to as the "Base Prospectus" and the "Prospectus Supplement," respectively; "Amendment No. 1" and Amendment No. 2" referred to herein mean the amendment No. 1 to such Registration Statement filed with the Commission on December 31, 1996 and the amendment No. 2 to such Registration Statement filed with the Commission on January 21, 1997, respectively; and any reference herein to any amendment or supplement with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any information deemed to be a part thereof pursuant to Rule 430A under the 1933 Act.

     SECTION 1. Representations and Warranties of the Master Servicer, the Seller and the Depositor. Each of the Master Servicer, the Seller, and the Depositor, as to itself, and the Master Servicer, individually, with respect to
(a), (b), (o), (q), (r) and (s) below, represents and warrants to, and agrees with the Underwriters that:

     (a) The Registration Statement, as amended by
Amendment No. 1 and Amendment No. 2, has become effective under the 1933 Act. The Registration Statement complies, and all amendments to the Registration Statement at the time such amended Registration Statement becomes effective will comply, in all material respects with the requirements of the 1933 Act and the Rules and

Regulations. The Registration Statement at the time such Registration Statement became effective did not, and any amendment to the Registration Statement at the time such amended Registration Statement becomes effective will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does, and the Prospectus as amended or supplemented as of the Closing Date will, comply in all material respects with the requirements of the 1933 Act and the Rules and Regulations. The Prospectus as of the date hereof did not, and the Prospectus as amended or supplemented as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Depositor in writing by the Underwriters or the Certificate Insurer expressly for use in the Registration Statement or Prospectus. The Seller and the Depositor acknowledge that the statements set forth in the last paragraph of the cover page of the Prospectus Supplement and in the Section "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by the Underwriters for inclusion in the Prospectus. The conditions to the use by the Depositor of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of the Depositor or its affiliates that are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Rules and Regulations that have not been so filed on or prior to the effective date of the Registration Statement.

     (b) Since the respective dates as of which information is given in the Prospectus, or the Prospectus as amended and supplemented at the Closing Date, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of any of the Transaction Parties or of their subsidiaries or affiliates, otherwise than as set forth in the Prospectus or the Prospectus as amended and supplemented at the Closing Date.

     (c) Such Transaction Party has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the full right, power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreements to which it is a signatory, and, with respect to the Depositor, to cause the Certificates to be issued; such Transaction Party is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on (A) its business or financial condition, (B) its obligations under the Agreements to which it is a signatory or (C) the Owners of the Certificates; such Transaction Party is duly authorized and licensed under applicable law, including, without limitation, those that regulate the business of originating, selling or servicing first and junior lien mortgage loans, to conduct in the various jurisdictions in which it does business, the business it currently conducts therein and to perform its obligations as contemplated by the Agreements, except where failure to be so qualified or licensed would not have a material adverse effect on (A) its business or financial condition, (B) its obligations under the Agreements to which it is a signatory or (C) the Owners of the Certificates.

     (d) There are no legal or governmental proceedings pending to which such Transaction Party is a party or of which any property of such Transaction Party is the subject, which, could reasonably be expected to materially and adversely affect (A) its financial position, shareholders' equity or results of operations, (B) its obligations under the Agreements to which it is a signatory or (C) the Owners of the Certificate; and to the best knowledge of such Transaction Party, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (e) This Underwriting Agreement has been and, prior to the Closing Date, the Agreements (other than this Underwriting Agreement) will have been, duly authorized, executed and delivered by each Transaction Party which is a party to such Agreements and when duly executed and delivered by the other parties thereto will constitute, legal, valid and binding instruments enforceable against such Transaction Party, in accordance with their respective terms, subject as to enforceability (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) with respect to rights of indemnity under this Agreement and the Indemnification Agreement, to limitations of public policy under applicable securities laws.

     (f) The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated in the Agreements and the fulfillment of the terms of the Agreements do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of such Transaction Party; any statute, order or regulation applicable to such Transaction Party of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Transaction Party; and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Transaction Party pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Transaction Party is a party or by which such Transaction Party may be bound or to which any of the property or assets of such Transaction Party may be subject, except for conflicts, violations, breaches, accelerations and defaults which would not be, individually or in the aggregate, materially adverse to such Transaction Party or the Owners of the Certificates or materially adverse to the transactions contemplated by the Agreements.

     (g) Deloitte & Touche LLP is an independent public accountant with respect to the Master Servicer, the Seller, the Depositor and KPMG Peat Marwick, is an independent public accountant with respect to Option One as required by the 1933 Act and the Rules and Regulations.

     (h) The direction by the Depositor to the Trustee to execute, countersign, issue and deliver the Certificates will, as of the Closing Date, be duly authorized by the Depositor, and assuming the Trustee has been duly authorized to do so, when executed, countersigned, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

     (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance or sale of the Class A Certificates, or the consummation by such Transaction Party of the other transactions contemplated by the Agreements, except the registration under the 1933 Act of the Class A Certificates and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance of the Class A Certificates and the purchase and distribution of the Class A Certificates by the Underwriters.

     (j) Such Transaction Party possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and such Transaction Party has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

     (k) At the time of execution and delivery of the Pooling and Servicing Agreement, the Seller (i) will have good and marketable title to each Mortgage Loan being transferred by it to the Depositor, free and clear of any Lien, (ii) will not have assigned to any person, other than the Depositor, any of its right, title or interest in or to such Mortgage Loans and (iii) will have the power and authority to sell such Mortgage Loans to the Depositor.

     (l) At the time of execution and delivery of the Pooling and Servicing Agreement, after giving effect to the sale of the Mortgage Loans from the Seller to the Depositor pursuant to the Pooling and Servicing Agreement, the Depositor
(i) will have good and marketable title to each Mortgage Loan being transferred by it to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any Liens, (ii) will not have assigned to any person, other than the Trustee, any of its right, title or interest in or to such Mortgage Loans and (iii) will have the power and authority to sell such Mortgage Loans to the Trustee.

     (m) Upon execution and delivery of the Pooling and Servicing Agreement by all of the parties thereto, the Depositor will have acquired beneficial ownership of all of the Seller's right, title and interest in and to the Mortgage Loans, free of all Liens.

     (n) Upon execution and delivery of the Pooling and Servicing Agreement by all of the parties thereto, the Trustee will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans, and upon delivery to the Underwriters of the Class A Certificates and payment of the purchase price therefore, the Underwriters will have good and marketable title to the Class A Certificates, in each case free of Liens.

     (o) As of the Closing Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus and set forth in the Pooling and Servicing Agreement.

     (p) Such Transaction Party will not conduct its operations while any of the Class A Certificates are outstanding in a manner that would require such Transaction Party or the Trust to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), as in effect on the date hereof or require the Trust to be registered under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") as in effect on the date hereof.

     (q) On the Closing Date, the Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

     (r) On the Closing Date, the Class A Certificates shall have been rated "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc.

     (s) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

     (t) On the Closing Date, each of the representations and warranties of the Master Servicer, the Seller and the Depositor set forth in the Pooling and Servicing Agreement and the Insurance Agreement will be true and correct in all material respects.

     SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase the Class A Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties of the Master Servicer, the Seller and the Depositor herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue, and agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly (except as provided in Section 12 hereof), to purchase from the Depositor, at the purchase price for each Class A Certificate set forth on Schedule A hereto, the respective principal amount of Class A
Certificates set forth opposite the name of such Underwriter on Schedule A hereto.

     SECTION 3. Delivery and Payment. Payment of the purchase price for, and delivery of, any Class A Certificates to be purchased by the Underwriters shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York, or at such other place as shall be agreed upon by you and the Depositor, at 10:00 A.M. New York City time on July 30, 1997 or at such other time or date as shall be agreed upon in writing by you and the Depositor (the "Closing Date"). The Class A Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System. Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Class A Certificates shall be made to you for the respective accounts of the
Underwriters against payment of the purchase price thereof. Such Class A Certificates shall be in such denominations and registered in such names as you may request in writing at least one business day prior to the Closing Date. Such Class A Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 3:00 P.M. New York City time on the first business day prior to the Closing Date.

     SECTION 4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Class A Certificates for sale to the public as set forth in the Prospectus.

     SECTION 5. Covenants of the Seller, the Depositor and the Master Servicer. The Master Servicer, Seller and the Depositor each covenant, as to itself, with each of the Underwriters for so long as the Class A Certificates are outstanding as follows:

     (a) If, at any time when the Prospectus, as amended or supplemented, is required by the 1933 Act to be delivered in connection with sales of the Class A Certificates by the Underwriters, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel to the Underwriters or counsel for the Depositor, to further amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus as amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the opinion of any such counsel at any such time to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented in order to comply with the requirements of the 1933 Act or the Rules and Regulations thereunder, or if required by such Rules and Regulations, including Rule 430A thereunder, to file a post-effective amendment to such

Registration Statement (including an amended Prospectus), the Depositor will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or Prospectus comply with such requirements, and within two business days will furnish to the Underwriters as many copies of the Prospectus, as amended or supplemented, as reasonably requested.

     (b) The Depositor will give you reasonable notice of its intention to file any amendment to the Registration Statement or the Prospectus, as amended or supplemented, pursuant to the 1933 Act relating to the Class A Certificates, will furnish you with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement to which you or your counsel shall reasonably object.

     (c) The Depositor will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or the Prospectus as amended or supplemented,
(iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (d) The Depositor will deliver to you as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

     (e) The Depositor will make generally available to holders of the Class A Certificates as soon as practicable, but in any event not later than 120 days after the close of the period covered thereby, an earnings statement of the Trust (which need not be audited) complying with Section 11(a) of the 1933 Act and the Rules and Regulations (including, at the option of the Seller, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

     (f) The Depositor will endeavor, in cooperation with you, to qualify the Class A Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Class A Certificates. The Depositor will file or cause the filing of such statements and reports as may be reasonably required by the laws of each jurisdiction in which the Class A Certificates have been qualified as above provided.

     (g) None of the Master Servicer, the Seller or the Depositor will, without your prior written consent, publicly offer or sell or contract to sell any mortgage pass-through certificates, mortgage pass-through notes or collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by any of them for a period of 30 days following the commencement of the offering of the Class A Certificates to the public.

     (h) So long as the Class A Certificates shall be outstanding, the Depositor will deliver to the Underwriters the annual statement as to compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee.

     (i) The Depositor will apply the net proceeds from the sale of the Class A Certificates in the manner set forth in the Prospectus.

     (j) If, between the date hereof and the Closing Date, to the knowledge of the Master Servicer, the Seller or the Depositor, there are any legal or governmental proceedings instituted or threatened against such Transaction Party which, could reasonably be expected to materially and adversely affect the financial condition, shareholders' equity or results of operations of such Transaction Party, or on its ability to perform its obligations under the Agreements, the Master Servicer, the Seller or the Depositor, as applicable, will give prompt written notice thereof to the Underwriters.

     SECTION 6. Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase the Class A Certificates pursuant to this Agreement are subject to the accuracy on and as of the Closing Date of the representations and warranties on the part of the Master Servicer, the Seller and the Depositor herein contained, to the material accuracy of the statements of officers of the Master Servicer, the Seller and the Depositor, respectively, made pursuant hereto, to the performance by the Master Servicer, the Seller and the Depositor of all of their respective obligations hereunder and to the following conditions at the Closing Date:

     (a) (i) The Registration Statement shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; any price-related information previously omitted from the effective Registration Statement pursuant to Rule 430A under the 1933 Act shall have been transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act within the prescribed time period, and the Depositor shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment to the Registration Statement providing such information shall have been promptly filed with the Commission and declared effective in accordance with the requirements of Rule 430A under the 1933 Act; and prior to the Closing Date the Depositor shall have provided evidence satisfactory to the Underwriters of such effectiveness and (ii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Class A Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Date, of Morrison & Hecker L.L.P., as special counsel to the Master Servicer, the Seller and the Depositor (collectively, the "Block Transaction Parties"), in form and substance satisfactory to the Underwriters, to the effect that:

         (i) The Depositor is a duly incorporated, validly existing corporation and in good standing under the laws of the State of Delaware. The Master Servicer is a duly incorporated, validly existing corporation and in good standing under the laws of the State of Delaware. The Seller is a duly incorporated, validly existing corporation and in good standing under the laws of the State of Delaware.

         (ii) The Depositor has all requisite power and authority under the General Corporation Law of the State of Delaware to execute, deliver and perform its obligations under each of the Pooling and Servicing Agreement, the Insurance Agreement and the Underwriting Agreement. Block Financial has all requisite power and authority under the General Corporation Law of the State of Delaware to execute, deliver and perform its obligations under each of the Agreements. The Seller has all requisite power and authority under the General Corporation Law of the State of Delaware to execute, deliver and perform its obligations under the Agreements to which it is a party.

         (iii) The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all requisite corporate action on the part of the Depositor, and the Underwriting Agreement has been duly executed and delivered by the Depositor. The execution, delivery and performance of the Pooling and Servicing Agreement and the Insurance Agreement have been duly authorized by all requisite corporate action on the part of the Depositor, and each of the Pooling and Servicing Agreement and the Insurance Agreement has been duly executed and delivered by the Depositor and is the legally valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms. The execution, delivery and performance of each of the

     Underwriting Agreement and the Indemnification Agreement have been duly authorized by all requisite corporate action on the part of the Master Servicer, and the Underwriting Agreement and the Indemnification Agreement have been duly executed and delivered by the Master Servicer. The execution, delivery and performance of the Pooling and Servicing Agreement, the Insurance Agreement and the Subservicing Agreements have been duly authorized by all requisite corporate action on the part of the Master Servicer, and each of the Pooling and Servicing Agreement, the Insurance
     Agreement and the Subservicing Agreements has been duly executed and delivered by the Master Servicer and is the legal, valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms. The execution, delivery and performance of each of the Underwriting Agreement and the Indemnification Agreement have been duly authorized by all requisite corporate action on the part of the Seller, and the Underwriting Agreement and the Indemnification Agreement has been duly executed and delivered by the Seller. The execution, delivery and performance of the Pooling and Servicing Agreement and the Insurance Agreement have been duly authorized by all requisite corporate action on the part of the Seller and each of the Pooling and Servicing Agreement and the Insurance Agreement has been duly executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. Such opinions with respect to the enforceability of such Agreements will be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, to general principles of equity and to the qualifications previously provided by Morrison & Hecker L.L.P. and approved by the counsel to the Underwriters.

         (iv) The Depositor's execution, delivery and performance of its obligations under the Pooling and Servicing Agreement, the Insurance Agreement and the Underwriting Agreement will not (A) conflict with the Certificate of Incorporation or By- laws of the Depositor or (B) violate applicable provisions of federal, Missouri or New York statutory law or regulation or the General Corporation Law of the State of Delaware, the violation of which would have a material adverse effect on the ability of the Depositor to perform its obligations under any of such agreements. The Master Servicer's execution, delivery and performance of its obligations under the Agreements will not (A) conflict with the Certificate of Incorporation or Bylaws of the Master Servicer or (B) violate applicable provisions of federal, Missouri or New York statutory law or regulation or the General Corporation Law of the State of Delaware, the violation of which would have a material adverse effect on the ability of the Master Servicer to perform its obligations under the Agreements. The Seller's execution, delivery and performance of its obligations under the Pooling and Servicing Agreement, the Insurance Agreement or the Underwriting Agreement will not (A) conflict with the Certificate of Incorporation or Bylaws of the Seller or (B) violate applicable provisions of federal, Missouri or New York statutory law or regulation, or the General Corporation Law of the State of Delaware, the violation of which would have a material adverse effect on the ability of the Seller to perform its obligations under the Pooling and Servicing Agreement, the Insurance Agreement or the Underwriting Agreement.

         (v) To such counsel's knowledge, and based in part upon the Depositor's written representations to such counsel, the Depositor's execution and delivery of, and its performance of its obligations under, the Pooling and Servicing Agreement, the Insurance Agreement and the Underwriting Agreement will not conflict with, result in a breach or violation of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of the Depositor pursuant to the terms of, (A) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Depositor is a party or by which it or its property is bound or (B) any order, judgment or decree of any State of Delaware, State of Missouri, State of New York or United States court, administrative agency or governmental instrumentality applicable to the Depositor which is known to such counsel, the conflict with which, or the breach, violation, default, acceleration or creation or imposition of which, would have a material adverse effect on the ability of the Depositor to perform its obligations under any of such agreements. To such counsel's knowledge, and based in part upon the Master Servicer's written representations to such counsel, the Master Servicer's execution and delivery of, and its performance of its obligations under, the Agreements will not conflict with, result in a breach or violation of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of the Master Servicer pursuant to the terms of, (A) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Master Servicer is a party or by which it or its property is bound or (B) any order, judgment or decree of any State of Delaware, State of Missouri, State of New York or United States court, administrative agency or governmental instrumentality applicable to the Master Servicer which is known to such counsel, the conflict with which, or the breach, violation, default, acceleration or creation or imposition of which, would have a material adverse effect on the ability of the Master Servicer to perform its obligations under the Agreements. To such counsel's knowledge, and based in part upon the Seller's representations to such counsel, the Seller's execution and delivery of, and its performance of its obligations under, the Pooling and Servicing Agreement, the Insurance Agreement and the Underwriting Agreement will not conflict with, result in a breach or violation of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of the Seller pursuant to the terms of, (A) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Seller is a party or by which it or its property is bound or (B) any order, judgment or decree of any State of Delaware, State of Missouri, State of New York or United States court, administrative agency or governmental instrumentality applicable to the Seller which is known to such counsel, the conflict with which, or the breach, violation, default, acceleration or creation or imposition of which, would have a material adverse effect on the ability of the Seller to perform its obligations under the Pooling and Servicing Agreement, the Insurance Agreement or the Underwriting Agreement.

         (vi) The direction by the Depositor to the Trustee to authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and the Certificates, when duly authorized, authenticated, issued and delivered by the Trustee and paid for by the Underwriters in accordance with the Pooling and Servicing Agreement and the Underwriting Agreement, will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

         (vii) To such counsel's knowledge, and based in part upon the Depositor's written representations to such counsel, the Depositor is not required to obtain the consent, approval, authorization or order of, or to register or file with, or to give notice to, any court or governmental agency or body of the State of Delaware (under the General Corporation Law thereof), the State of Missouri, the State of New York or the United States of America in order to execute, deliver, perform and comply with the terms of, or for the consummation of the transactions of the Depositor contemplated  by,  the  Pooling  and  Servicing  Agreement,  the  Insurance
     Agreement or the Underwriting Agreement except any consent, approval, authorization, order, registration, filing or notice (A) as may be required under state securities, real estate syndication or Blue Sky laws in connection with the offering and sale of the Class A Certificates (as to which we express no opinion whatsoever) or (B) which is a future obligation of the Depositor pursuant to the terms of the Pooling and Servicing Agreement, the Insurance Agreement or the Underwriting Agreement, such as, by way of illustration, but not in limitation of the generality of the foregoing, filing or recording an Uniform Commercial Code assignment of a financing statement or an assignment of Mortgage with respect to a Mortgage Loan; or if any such consent, approval, authorization, order, registration, filing or notice (not described in the exception to the immediately preceding clause) is required, the Depositor has obtained, made or given the same. To such counsel's knowledge, and based in part upon the Master Servicer's written representations to such counsel, the Master Servicer is not required to obtain the consent, approval, authorization or order of, to register or file with, or to give notice to, any court or governmental agency or body of the State of Delaware (under the General Corporation Law thereof), the State of Missouri, the State of New York or the United States of America in order to execute, deliver, perform and comply with the terms of, or for the consummation of the transactions of the Master Servicer contemplated by, the Agreements except any consent, approval, authorization, order, registration, filing or notice (A) as may be required under state securities, real estate syndication or Blue Sky laws in connection with the offering and sale of the Class A Certificates (as to which we express no opinion whatsoever) or (B) which is a future obligation of the Master Servicer pursuant to the terms of an Agreement, such as, by way of illustration, but not in limitation of the generality of the foregoing, filing or recording an Uniform Commercial Code assignment of a financing statement or an assignment of Mortgage with respect to a Mortgage Loan or obtaining a consent, approval, order, etc. in connection with a foreclosure; or if any such consent, approval, authorization, order, registration, filing or notice (not described in the exception to the immediately preceding clause) is required, the Master Servicer has obtained, made or given the same. To such counsel's knowledge, and based in part upon the Seller's written representations to such counsel, the Seller is not required to obtain the consent, approval, authorization or order of, to register or file with, or to give notice to, any court or governmental agency or body of the State of Delaware (under the General Corporation Law thereof), the State of Missouri, the State of New York or the United States of America in order to execute, deliver, perform and comply with the terms of, or for the consummation of the transactions of the Seller contemplated by, the Pooling and Servicing Agreement, the Insurance Agreement or the or the Underwriting Agreement except any consent, approval, authorization, order, registration, filing or notice (A) as may be required under state securities, real estate syndication or Blue Sky laws in connection with the offering and sale of the Class A Certificates (as to which we express no opinion whatsoever) or (B) which is a future obligation of the Seller pursuant to the terms of Pooling and Servicing Agreement, the Insurance Agreement or the Underwriting Agreement, such as, by way of illustration, but not in limitation of the generality of the foregoing, filing or recording an Uniform Commercial Code assignment of a financing statement or an assignment of Mortgage with respect to a Mortgage Loan; or if any such consent, approval, authorization, order, registration, filing or notice (not described in the exception to the immediately preceding clause) is required, the Seller has obtained, made or given the same.

         (viii) The Registration Statement is effective under the 1933 Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission.

         (ix) The conditions to the use by the Depositor of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3 have been satisfied with respect to the Registration Statement. To such counsel's knowledge, and based in part upon the Depositor's representations to such counsel, there are no contracts or documents of any of the Transaction Parties which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Rules and Regulations thereunder which have not been so filed. The statements set forth in each of the Base Prospectus and the Prospectus Supplement under the captions "RISK FACTORS -- Legal Considerations" and "ERISA CONSIDERATIONS" and the statements set forth in the Base Prospectus under the caption "CERTAIN LEGAL ASPECTS OF THE PRIMARY ASSETS", in each case insofar as such statements purport to summarize matters of state or federal law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and provide a fair summary of such law or conclusions.

         (x) To such counsel's knowledge, and based in part upon the Depositor's representations to such counsel, there are no actions, suits or proceedings against the Depositor (or to which the property of the Depositor is subject) pending or overtly threatened in writing before any court, governmental agency or arbitrator which (A) question, directly or indirectly, the validity or enforceability of any of the Pooling and Servicing Agreement, the Insurance Agreement or the Underwriting Agreement or (B) could reasonably be expected to materially and adversely affect the Depositor's financial condition, business or properties taken as a whole or the validity or enforceability of any of such Agreements or the
     Certificates or (C) could reasonably be expected to materially and adversely affect the ability of the Depositor to perform its obligations under any of such agreements. To such counsel's knowledge, and based in part upon the Master Servicer's representations to such counsel, there are no actions, suits or proceedings against the Master Servicer (or to which the property of the Master Servicer is subject) pending or overtly threatened in writing before any court, governmental agency or arbitrator which (D) question, directly or indirectly, the validity or enforceability of any of the Agreements, or (E) could reasonably be expected to materially and adversely affect the Master Servicer's financial condition, business or properties taken as a whole or the validity or enforceability of any Agreement or the Certificates or (F) could reasonably be expected to materially and adversely affect the ability of the Master Servicer to perform its obligations under the Agreements. To such counsel's knowledge, and based in part upon the Seller's representations to such counsel, there are no actions, suits or proceedings against the Seller (or to which the property of the Seller is subject) pending or overly threatened in writing before any court, governmental agency or arbitrator which (G) question, directly or indirectly, the validity or enforceability of any of the Pooling and Servicing Agreement, the Insurance Agreement or the Underwriting Agreement or (H) could reasonably be expected to materially and adversely affect the Seller's financial condition, business or properties taken as a whole or the validity or enforceability of any of such agreements or the Certificates or
     (I) could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations under such agreements.

         (xi) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Depositor nor the Trust Fund is required to be registered under the Investment Company Act of 1940, as amended.

         (xii) In connection with such counsel's participation in the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained therein, and, without limiting the generality of the foregoing, such counsel has not, with the opinion recipients' consent, reviewed any loan files relating to the Mortgage Loans. The limitations inherent in such counsel's participation in the preparation of the Registration Statement and the Prospectus and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. On the basis of such counsel's participation in the preparation of the Registration Statement and the Prospectus as described above and such counsel's participation in conferences and telephone conversations with representatives of the Depositor, the Seller, the Master Servicer, the Underwriters and others at which the contents of the Registration Statement and the Prospectus were discussed, and relying as to facts necessary to the determination of materiality to the extent such counsel may do so in the exercise of such counsel's professional responsibility upon the certificates and statements of officers and other representatives of the Depositor, the Seller, the Master Servicer and others, no facts have come to such counsel's attention that lead such counsel to believe that as of the date hereof, the Registration Statement or the Prospectus (excluding any financial or statistical data contained therein, the sections of the Base Prospectus and the Prospectus Supplement captioned "FEDERAL INCOME TAX CONSEQUENCES", the section of the Base Prospectus captioned "PLAN OF DISTRIBUTION" and the sections of the Prospectus Supplement captioned "NF INVESTMENTS, INC.", "CREDIT ENHANCEMENT -- Certificate Insurance Policy", "CREDIT ENHANCEMENT -- The Certificate Insurer", "UNDERWRITING" and "REPORT OF EXPERTS", as to which such counsel does not comment) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such counsel's opinion letters may express its reliance as to factual matters upon the representations and warranties made by the Block Transaction Parties and on certificates or other documents furnished by officers of the Block Transaction Parties. In addition to the qualifications with respect to the enforceability opinions under paragraph (iii) above, the other opinions set forth in such opinion letters will be subject to such qualifications as Morrison & Hecker L.L.P. customarily makes with respect to such opinions in the manner that Morrison & Hecker L.L.P. customarily makes such qualifications.

     (c) The Underwriters shall have received the favorable opinion of counsel to NFI, dated the date of the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that, with respect to NFI:

         (i) NFI has been organized and is subsisting and in good standing as a corporation under the Business Corporation Law of the State of Georgia, with the corporate power to conduct its business as described in the Prospectus.

         (ii) NFI has the corporate power to enter in to its Subservicing Agreement with the Master Servicer.

         (iii) NFI is duly authorized under relevant statues, laws and court decisions, to conduct business in the various jurisdictions in which management has certified, that it currently conducts business, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on its business or financial condition.

         (iv) The Subservicing Agreement has been duly authorized and when it is duly executed and delivered by NFI and the other parties thereto and when the other parties thereto have duly authorized and executed the Subservicing Agreement it will be enforceable against NFI in accordance with its terms.

         (v) Except as may be disclosed in the Subservicing Agreement, the execution and delivery of the Subservicing Agreement by NFI will not violate any provision of its Articles of Incorporation or By-laws or other governing documents, or to our knowledge, any statute, order or regulation applicable to NFI of any court or regulatory body, administrative agency or governmental body having jurisdiction over NFI.

         (vi) To such counsel's knowledge there are no actions, proceedings or investigations pending before or, threatened by any court, administrative agency or other tribunal to which NFI is a party or of which any of its respective properties is the subject (A) which if determine adversely to NFI would have a material adverse effect on the business or financial condition of NFI, (B) asserting the invalidity of the Subservicing Agreement, (C) seeking to prevent the consummation by NFI of any of the transactions contemplated by the Subservicing Agreement, or (D) which might materially and adversely affect the performance by the NFI of its obligations under, or the validity or enforceability of the Agreement.

     (d) The Underwriters shall have received the favorable opinion of counsel to Option One, dated the date of the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that, with respect to Option One:

         (i) Option One is a duly incorporated, validly existing corporation and in good standing under the laws of the State of California.

         (ii) Option One has all requisite power and authority under the General Corporation Law of the State of California to execute, deliver and perform its obligations under its Subservicing Agreement.

         (iii) The execution, delivery and performance of its Subservicing Agreement have been duly authorized by all requisite corporate action on the part of Option One, and its Subservicing Agreement has been duly executed and delivered by Option One and is the legal, valid and binding obligation of Option One enforceable against Option One in accordance with its terms.

         (iv) Option One's execution, delivery and performance of its obligations under its Subservicing Agreement will not (A) conflict with the Certificate of Incorporation or Bylaws of Option One or (B) violate applicable provisions of federal, Missouri, or New York statutory law or regulation or the General Corporation Law of the State of California, the violation of which would have a material adverse effect on the ability of Option One to perform its obligations under its Subservicing Agreement.

         (v) To such counsel's knowledge, Option One's execution and delivery of, and its performance of its obligations under, its Subservicing Agreement will not conflict with, result in a breach or violation of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of Option One pursuant to the terms of, (A) any indenture, mortgage, deed of trust, loan agreement or other material agreement (other than servicing agreements entered into prior to the date of its Subservicing Agreement) or instrument known to such counsel to which the Depositor is a party or by which it or its property is bound or (B) any order, judgment or decree of any State of Missouri, State of New York or United States court, administrative agency or governmental instrumentality applicable to Option One which is known to such counsel, the conflict with which, or the breach, violation, default, acceleration or creation or imposition of which, would have a material adverse effect on the ability of

     Option One to perform its obligations under the Subservicing Agreement.

         (vi) To such counsel's knowledge, Option One is not required to obtain the consent, approval, authorization or order of, or to register or file with, or to give notice to, any court or governmental agency or body of the State of California (under the General Corporation Law thereof), the State of Missouri, the State of New York or the United States of America in order to execute, deliver, perform and comply with the terms of, or for the consummation by Option One of the transactions contemplated by its Subservicing Agreement, except any consent, approval, authorization, order, registration, filing or notice (A) which is a future obligation of Option One pursuant to the terms of its Subservicing Agreement, such as, by way of illustration, but not in limitation of the generality of the foregoing, filing or recording a Uniform Commercial Code assignment of a financing statement or an assignment of Mortgage with respect to a Mortgage Loan or obtaining a consent, approval, order, etc. in connection with a foreclosure; or (B) if any such consent, approval, authorization, order, registration or qualification (not described in the exception to the immediately preceding clause) is required, Option One has obtained, made or given the same.

         (vii) To such counsel's knowledge, there are no actions, suits or proceedings against Option One (or to which the property of Option One is subject) pending or overtly threatened in writing before any court, governmental agency or arbitrator which (A) question, directly or indirectly, the validity or enforceability of its Subservicing Agreement or
     (B) could reasonably be expected to materially and adversely affect Option One's financial condition, business or properties taken as a whole or the validity or enforceability of its Subservicing Agreement or (C) could reasonably be expected to materially and adversely affect the ability of Option One to perform its obligations under its Subservicing Agreement.

     Such counsel's opinion letters may express its reliance as to factual matters upon the representations and warranties made by Option One and on certificates or other documents furnished by officers of Option One. In addition to the qualifications with respect to the enforceability opinions under paragraph (iii) above, the other opinions set forth in such opinion letters will be subject to such qualifications as Morrison & Hecker L.L.P. customarily makes with respect to such opinions in the manner that Morrison & Hecker L.L.P. customarily makes such qualifications.

     (e) The Underwriters shall have received the favorable opinion of counsel to the Trustee, dated the date of the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

         (i) The Trustee has duly authorized, executed and delivered the Pooling and Servicing Agreement and the Insurance Agreement, which constitute the valid and legally binding agreements of the Trustee and are enforceable against the Trustee in accordance with their terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (ii) The Trustee has duly executed and countersigned the Certificates issued on the date thereof on behalf of the Trust.

         (iii) The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the Insurance Agreement and the performance by the Trustee of its obligations thereunder do not conflict with or result in a violation of the Organization Certificate or Bylaws of the Trustee.

         (iv) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement, and the Insurance Agreement and to perform its obligations thereunder.

         (v) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement and the Insurance Agreement.

         (vi) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement and the Insurance Agreement.

     (f) The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Date, of Brown & Wood LLP, as counsel for the Underwriters, with respect to the issuance of the Class A Certificates and the sale of the Class A Certificates to the Underwriters, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may require.

     (g) The Underwriters shall have received the favorable opinion, dated the date of the Closing Date, of Kutak Rock, special counsel for the Certificate Insurer, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

         (i) The Certificate Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. The Corporation is validly licensed and authorized to issue each of the Policies and perform its obligations under each of the Policies in accordance with the terms thereof, under the laws of the State of New York.

         (ii) The execution and delivery by the Certificate Insurer of each of the Policies, the Insurance Agreement and the Insurance Indemnification Agreement are within the corporate power of the Certificate Insurer and have been authorized by all necessary corporate action on the part of the Certificate Insurer; each of the Policies has been duly executed and is the valid and binding obligation of the Certificate Insurer enforceable in accordance with its terms except that the enforcement of the Policies may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

         (iii) The Certificate Insurer is authorized to deliver the Insurance Agreement and the Insurance Indemnification Agreement and each of the Insurance Agreement and the Insurance Indemnification Agreement has been duly executed and is a valid and binding obligation of the Certificate Insurer enforceable in accordance with its terms except that the enforcement of the Insurance Agreement and the Insurance Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and, in the case of the Insurance Indemnification Agreement, public policy considerations as to rights of indemnification for violations of federal and state securities laws.

         (iv) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Certificate Insurer, the lack of which would adversely affect the validity or enforceability of each of the Policies, the Insurance Agreement or the Insurance Indemnification Agreement; to the extent required by applicable legal requirements that would adversely affect the validity or enforceability of each of the Policies, the form of each of the Policies has been filed with, and approved by, all governmental authorities having jurisdiction over the Certificate Insurer in connection with the Policies.

         (v) To the extent that either of the Policies constitute a security within the meaning of Section 2(1) of the 1933 Act, it is a security that is exempt from the registration requirements of the 1933 Act.

         (vi) The information set forth under the caption
     "CREDIT ENHANCEMENT-Certificate Insurance Policies" in the Prospectus

     Supplement, insofar as such statements constitute a description of the Policies, accurately summarizes the Policies.

     (h) The Underwriters shall have received an opinion, dated the date of the Closing Date, of Morrison & Hecker L.L.P. as counsel to the Master Servicer, the Seller and the Depositor, addressed to the Certificate Insurer, Bankers Trust Company of California, N.A., Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Moody's Investors Service, Inc. and the Underwriters, relating to the true sale of the Mortgage Loans (i) by the Seller to the Depositor, and (ii) by the Depositor to the Trust.

     (i) Each of the Transaction Parties shall have furnished to the Underwriters a certificate signed on behalf of such Transaction Party by an accounting or financial officer thereof, dated the date of the Closing Date, as to (i) the accuracy of the representations and warranties of such Transaction Party herein at and as of the Closing Date, (ii) there being no legal or governmental proceedings pending, other than those, if any, referred to in the Prospectus or the Prospectus as amended or supplemented, as the case may be, to which such Transaction Party is a party or of which any property of such Transaction Party is the subject, which, in the judgment of such Transaction Party, have a reasonable likelihood of resulting in a material adverse change in the financial condition, shareholders' equity or results of operations of such Transaction Party or having a material adverse effect on the ability to perform its obligations under the Agreements; and to the best knowledge of each such Transaction Party, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, (iii) the performance by such Transaction Party of all of its respective obligations hereunder to be performed at or prior to the Closing Date, and (iv) such other matters as you may reasonably request.

     (j) The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the date of the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the trust created by the Pooling and Servicing Agreement and the due execution and delivery of the Certificates by the Trustee thereunder and such other matters as you shall reasonably request.

     (k) The Indemnification Agreement shall have been entered into between the Certificate Insurer, the Seller, the Master Servicer and the Underwriters, in which the Certificate Insurer will represent to the Underwriters, among other representations, that (i) the information under the captions "CREDIT ENHANCEMENT--The Certificate Insurer," and "CREDIT ENHANCEMENT--Certificate Insurance Policies" (the "Insurer Information") in the Prospectus Supplement was approved by the Certificate Insurer and is limited and does not purport to provide the scope of disclosure required to be included in a prospectus for a registrant under the Securities Act of 1933, in connection with the public offer and sale of securities of such registrant. Within such limited scope of disclosure, the Insurer Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) there has been no change in the financial condition of the Certificate Insurer since March 31, 1997 which would have a material adverse effect on the Certificate Insurer's ability to meet its obligations under the Policies and shall contain provisions, reasonably satisfactory to the Underwriters, for the indemnification of the Underwriters.

     (l) The Policies shall have been issued by the Certificate Insurer pursuant to the Insurance Agreement and shall have been duly countersigned by an authorized agent of the Certificate Insurer, if so required under applicable state law or regulation.

     (m) The Class A Certificates shall have been rated "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc.

     (n) Counsel to the Transaction Parties shall have furnished to the Underwriters any opinions supplied to Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or the Certificate Insurer relating to the Class A Certificates and such opinions shall state that the Underwriters may rely thereon.

     (o) The Underwriters shall have received from each of Deloitte & Touche LLP, KPMG Peat Marwick, Ernest & Young or other independent certified public accountants acceptable to the Underwriters, a letter, dated as of the date of this Agreement in the form heretofore agreed to.

     (p) Prior to the Closing Date, Brown & Wood LLP, as counsel for the Underwriters, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Class A Certificates and the sale of the Class A Certificates to the Underwriters as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Parties in connection with the issuance of the Class A Certificates and the sale of the Class A Certificates to the Underwriters as herein contemplated shall be satisfactory in form and substance to the Underwriters and Brown & Wood LLP.

     (q) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders' equity or results of operations of any of the Transaction Parties or the Certificate Insurer otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Certificates on the terms and in the manner contemplated in the Prospectus.

     (r) Subsequent to the execution and delivery of this Underwriting Agreement, there shall not have occurred any downgrading in the rating of any securities of the Seller and the Master Servicer, or any public announcement that any such organization has under surveillance or review its rating of any securities of any of the Transactional Parties or the Certificate Insurer (other than an announcement with positive implications of a possible upgrade, and no implication of a possible downgrade, of such rating).

     (s) Prior to the Closing Date, each of the Transaction Parties shall have furnished to you such further information, certificates and documents as you may reasonably request.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

     SECTION 7. Payment of Expenses. Block Financial Corporation agrees to pay all expenses incident to the performance of their obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Certificates, (iii) the fees and disbursements of Morrison & Hecker L.L.P., as special counsel for the Transactional Parties, and of Deloitte & Touche LLP, accountants of the Master Servicer, the Seller and the Depositor, (iv) the first $10,000.00 of fees and expenses, of Brown and Wood LLP, as special tax counsel for the Depositor, (v) the qualification of the Class A Certificates under securities and Blue Sky laws and the determination of the eligibility of the Class A Certificates for investment in accordance with the provisions of subsection 5(f) including filing fees, (vi) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vii) the delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Agreements, (viii) the fees charged by nationally recognized statistical rating agencies for rating the Class A Certificates, (ix) the reasonable fees and expenses of the Trustee and its counsel and (x) the reasonable fees and expenses of the Certificate Insurer and its counsel.

     If this Agreement is terminated by you in accordance with the provisions of
Section 6, the Master Servicer, the Seller and the Depositor shall reimburse you for all reasonable out-of-pocket expenses, including the fees and disbursements of Brown & Wood LLP, as counsel for the Underwriters.

     SECTION 8. Indemnification.  (a)  Block Financial
Corporation and the Depositor jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the 1933 Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless (a) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters or the Certificate Insurer expressly for use in the Registration Statement (or any amendment thereto), on (b) such untrue statement or omission or alleged untrue statement or omission was made in any Preliminary Prospectus and corrected in the Prospectus and (A) any such loss, claim, damage or liability suffered or incurred by an Underwriter resulted from an action, claim or suit by any person who purchased the Class A Certificates from such Underwriter in the offering and (B) such Underwriter failed to deliver or provide a copy of the Prospectus dated July 29, 1997 to such person at or prior to the confirmation of the sale of such Class A Certificates in any case where such delivery is required by the 1933 Act;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and

         (iii) against any and all reasonable expense whatsoever (including the reasonable fees and disbursements of counsel chosen by you) as reasonably incurred in investigating, preparing to defend or defending against or appearing as a third party witness with respect to any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, as such expense is incurred and to the extent that any such expense is not paid under (i) or (ii) above.

     This indemnity agreement will be in addition to any liability which any of the Master Servicer, the Seller or the Depositor may otherwise have.

     (b) (i) Each of the Underwriters severally and not jointly agrees to indemnify and hold harmless Block Financial Corporation and the Depositor, each of their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls Block Financial Corporation and/or the Depositor within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party") against any and all loss, liability, claim, damage and expense, as incurred, described in the indemnity contained in subsection (a)(i) of this Section 8, arising out of any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Seller and/or to the Depositor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The parties acknowledge that the statements set forth in the last paragraph of the cover page of the Prospectus Supplement and in the Section "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by the Underwriters for inclusion in the Prospectus.

         (ii) Each Underwriter individually agrees to indemnify and hold harmless each Indemnified Party against any and all loss, liability, claim, damage and expense, as incurred, described in the indemnity contained in subsection (a)(ii) of this Section 8, arising out of any untrue statements or omissions, or alleged untrue statements or omissions, made in the Computational Materials prepared and used by such Underwriter; provided, however, that such Computational Materials shall not include any Mortgage Loan Information or any errors in the mathematical calculations reflected in such Computational Materials to the extent such errors result from such Mortgage Loan Information; and provided further, that any such omission or alleged omission relating to the Computational Materials shall be determined by reading such Computational Materials in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the Computational Materials and Prospectus were made. "Computational Materials" shall mean the "Computational Materials" as defined in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, the No-Action Letter of May 27, 1994 issued by the Commission to the Public Securities Association and the No-Action Letter of March 9, 1995 issued by the Commission to the Public Securities Association (the "SEC No-Action Letters"). "Computational Materials" shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriters. In connection with the use of Computational Materials, the Underwriters shall comply with all applicable requirements of the SEC No-Action Letters. "Mortgage Loan Information" shall mean information relating to the Mortgage Loans furnished by Block Financial Corporation, the Depositor, the Master Servicer or the Seller to either of the Underwriters upon which the mathematical calculations reflected in the Computational Materials of the Underwriters are based. All information included in the Computational Materials shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials may include information based on alternative methodologies or assumptions if specified therein. The Depositor will timely file with the Commission in current reports on Form 8-K under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") all information with respect to the Securities which constitutes Computational Materials, in accordance with and in the time frames set forth in the SEC No-Action Letters, provided, however, that the Depositor shall not be obligated to file any Computational Materials with the Commission that (i) in the reasonable determination of the Depositor and the Underwriters are not required to be filed pursuant to the SEC No-Action Letters or (ii) have been determined to contain any material error or omission, provided that, at the request of an Underwriter, the Depositor will file Computational Materials that contain a material error or omission if clearly marked "superseded by materials dated ________" and accompanied by corrected Computational Materials that are marked "material previously dated _________, as corrected".

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) if the defendants in any such action include one or more of the indemnified parties and the indemnifying party, and one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action.

     SECTION 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be
unenforceable by the indemnified parties although applicable in accordance with its terms, Block Financial Corporation and the Depositor on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by Block Financial Corporation and/or the Depositor and one or more of the Underwriters, in such proportion as shall be appropriate to reflect the relative benefits to Block Financial Corporation and the Depositor on the one hand and the Underwriters on the other in connection with the matter to which the indemnification relates, which relative benefits shall be deemed to be in such proportions the Underwriters shall be responsible for that portion represented by the percentage that the underwriting discount on the cover of the Prospectus on the Closing Date bears to the initial public offering price for the Class A Certificates as set forth thereon, and Block Financial Corporation and the Depositor shall be jointly and severally responsible for the balance or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or otherwise prohibited hereby, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Block Financial Corporation and the Depositor on the one hand and the Underwriters or Underwriter, as applicable, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Block Financial Corporation or the Depositor, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Block Financial Corporation, the Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this
Section 9. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim that is the subject of this Section 9. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting commission received by such Underwriter for the sale of the Class A Certificates underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. The Underwriters' obligations in this
Section 9 to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 8 hereof). For purposes of this
Section 9, each person, if any, who controls any Underwriter within the meaning of Section 14 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each respective director of Block Financial Corporation and/or the Depositor, each respective officer of Block Financial Corporation and/or the Depositor who signed the Registration Statement, and each person, if any, who controls Block Financial Corporation and/or the Depositor within the meaning of
Section 14 of the 1933 Act shall have the same rights to contribution as Block Financial Corporation and/or the Depositor.

     SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or any statement set forth in any of the certificates of officers of the Seller or the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Master Servicer, the Seller or the Depositor and shall survive delivery of any Underwritten Certificates to the Underwriters.

     SECTION 11. Termination of Agreement. This Agreement shall be subject to termination by notice given by you to the Depositor if (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, any of the Transaction Parties or the Certificate Insurer which, in your judgment, materially impairs the investment quality of the Class A Certificates or makes it impractical or inadvisable to market the Class A Certificates; (ii) any downgrading in the rating of any securities of the Trust, the Transactions Parties or the Certificate Insurer, the Seller or the Depositor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Trust, any of the Transaction Parties or the Certificate Insurer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Trust, the Transaction Parties or the

Certificate Insurer on any exchange or in the over-the-counter market; (v) any banking moratorium declared by Federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class A Certificates. In the event of any such termination, the covenant set forth in subsection 5(b), the provisions of Section 7, the indemnity agreement set forth in Section 8, and the provisions of Sections 9 and 14 shall remain in effect.

     SECTION 12. Default by One or More of the Underwriters. If one of the Underwriters participating in the public offering of the Class A Certificates shall fail on the Closing Date to purchase the Class A Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), then the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements for it, or any other underwriter, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

         (i) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Class A Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriter named in this Agreement shall be obligated to purchase the full amount thereof, or

         (ii) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Class A Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of the non-defaulting Underwriter.

     No action taken pursuant to this Section 12 shall relieve the defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

     In the event of a default by any Underwriters as set forth in this Section 12, either you or the Seller shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

     SECTION 13.  Notices.  All notices and other
communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at the address set forth on the first page hereof. Notices to the Master
Servicer, the Seller or the Depositor shall be directed to Block Mortgage Finance, Inc., 4435 Main Street, Suite 500, Kansas City, Missouri 64111, to the attention of the Secretary, with a copy to the Treasurer.

     SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Master Servicer, the Seller and the Depositor, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Class A Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

     SECTION 15. Governing Law and Time. This Agreement shall be governed by the law of the State of New York and shall be construed in accordance with such law. Specified times of day refer to New York City time.

     SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

     If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Master Servicer, the Seller and the Depositor in accordance with its terms.

                           Very truly yours,

                           BLOCK MORTGAGE FINANCE, INC. as
                           Depositor



                           By: ____________________________________
                           Name: __________________________________
                           Title: _________________________________



                           COMPANION MORTGAGE CORPORATION, as Seller



                           By: ____________________________________
                           Name: __________________________________
                           Title: _________________________________



                           BLOCK FINANCIAL CORPORATION, as Master Servicer



                           By: ____________________________________
                           Name: __________________________________
                           Title: _________________________________

CONFIRMED AND ACCEPTED, as of
the date first above written:


                           MORGAN STANLEY & CO. INCORPORATED
                           as Representative of the Underwriters



                           By: ____________________________________
                           Name: __________________________________
                           Title: _________________________________


                                          Schedule A

                                         Underwriting




                              Class A-1        Class A-2       Class A-3       Class A-4       Class A-5        Class A-6
                              ---------        ---------       ---------       ----------      ---------        ---------
     Underwriter             Certificates     Certificates    Certificates    Certificate     Certificates     Certificates
     -----------             ------------     ------------    ------------    ------------    ------------     ------------

Morgan Stanley
& Co.
Incorporated

 Certificate
 Balance<F1>.........        $22,668,000      $12,139,500     $6,252,500      $8,475,500       $5,503,500       $52,461,000


 Price to Public.....        100.000000%       99.968750%      99.984375%      99.68750%       100.000000%      100.000000%


 Underwriting
 Discount............            0.1700%         0.26500%        0.40006%      0.952546%           0.4520%          0.3000%

 Purchase Price......        $22,629,464      $12,103,537      $6,226,513     $8,428,330        $5,478,624      $52,303,617



Salomon Brothers Inc

 Certificate
 Balance(1)..........        $22,668,000      $12,139,500      $6,252,500      $8,475,500        $5,503,500      $52,461,000


 Price to Public.....        100.000000%       99.968750%       99.984375%     99.968750%       100.000000%     100.000000%


 Underwriting
 Discount............            0.1700%         0.26508%           0.400%       0.52546%           0.4520%         0.3000%

 Purchase Price......        $22,629,464      $12,103,537       $6,226,513     $8,428,330      $5,478,624       $52,303,617




------------------
<F1>Subject to a  permitted  variance  of plus or minus 5%,  dependent  upon the principal balance of the Mortgage Loans as of the Cut-off Date in the Trust Fund on the Closing Date.